UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2005

BARNABUS ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

NEVADA	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

514 Via De La Valle
Suite 200
Solana Beach, CA		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858)-794-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Director and Principal Officer; Election of Director; Appointment of Principal Officer

Barnabus Energy, Inc. (the “Corporation”) has announced that Andrew M. Leitch and Edward Douglas Ward have been named directors of the Corporation effective on March 1, 2006. Mr. Leitch was appointed Chair of the Audit Committee as well as the Audit Committee Financial Expert. Mr. Ward was also appointed Chair of the board's Corporate Governance Committee.

The Board also appointed Cheryl J. Bostater as Secretary. She has been Chief Financial Officer since her appointment on November 1, 2005. Tedman Williams was appointed to the Audit Committee. He has been a director of the Corporation since his appointment on May 15, 2005.

In the two years preceding their appointments, there have been no transactions, or series of transactions between Mr. Leitch, Mr. Ward, Ms. Bostater or Mr. Williams (the "Individuals"), any member of the Individuals immediate family, or any companies the Individuals may be affiliated with, and the Corporation in which the amount involved exceeded $60,000 and in which the Individuals, their immediate family, or any affiliated companies has, or will have, a direct or indirect material interest.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNABUS ENERGY, INC.

Date: February 28, 2006	By:	/s/David Saltman
Name: David Saltman
Title: Chief Executive Office